Exhibit 4.8

CHINA SUNERGY CO., LTD. (CAYMAN)

and

TINGXIU LU

YINGCHUN HUANG

JIANHUA ZHAO

FENGMING ZHANG

AIHUA WANG

CHINA SUNERGY CO., LTD. (BVI)

CEEG (NANJING) PV-TECH CO., LTD.

ELITE SHINE GROUP LIMITED

SMOOTH KING INVESTMENTS LIMITED

BRIGHTEST POWER HOLDINGS LIMITED

TALENT DAY INVESTMENTS LIMITED

LUCK GREAT INVESTMENTS LIMITED

DEUTSCHE BANK AG ACTING THROUGH ITS LONDON BRANCH

PRAXCAPITAL FUND II, L.P.

EXUBERANCE INVESTMENT LIMITED

GERSEC TRUST REG.

CHINA ENVIRONMENT FUND 2004, LP

Agreement for the Transfer and Assumption

of Obligations under the

Subscription Agreement, the Shareholders’ Agreement

and the Registration Rights Agreement

Dated as of August 29, 2006

THIS AGREEMENT is made the 29th day of August 2006

AMONG

(1)	CHINA SUNERGY CO., LTD. (CAYMAN), a company incorporated in the Cayman Islands whose registered office is situated at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O.Box 2681 GT, George Town, Grand Cayman, Cayman Islands (“Sunergy Cayman”);

(2)	TINGXIU LU of No. 123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, Jiangsu 2111000, People’s Republic of China (“Mr. Lu”);

(3)	YINGCHUN HUANG of No. 123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, Jiangsu 2111000, People’s Republic of China (“Ms. Huang”);

(4)	JIANHUA ZHAO of No. 123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, Jiangsu 2111000, People’s Republic of China (“Dr. Zhao”);

(5)	FENGMING ZHANG of No. 123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, Jiangsu 2111000, People’s Republic of China (“Dr. Zhang”);

(6)	AIHUA WANG of No. 123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, Jiangsu 2111000, People’s Republic of China (“Dr. Wang”);

(Mr. Lu, Ms. Huang, Dr. Zhao, Dr. Zhang and Dr. Wang are together known as the “Founders” or individually a “Founder”).

(7)	CHINA SUNERGY CO., LTD. (BVI), a company organized and existing under the laws of the British Virgin Islands (“BVI”), with its registered address at P.O. Box 3321, Drake Chambers, Road Town, Tortola, the BVI (“Sunergy BVI”);

(8)	CEEG (NANJING) PV-TECH CO., LTD., a Chinese-foreign equity joint venture limited liability company organized and existing under the laws of the the People’s Republic of China (“PRC”), with its registered address at No. 88 Shengtai Road, Nanjing City, Jiangsu Province, the PRC (“NJPV”);

(9)	ELITE SHINE GROUP LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Elite Shine”);

(10)	SMOOTH KING INVESTMENTS LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Smooth King”);

(11)	BRIGHTEST POWER HOLDINGS LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Brightest Power”);

(12)	TALENT DAY INVESTMENTS LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Talent Day”);

(13)	LUCK GREAT INVESTMENTS LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Luck Great”);

(Elite Shine, Smooth King, Brightest Power, Talent Day and Luck Great are together known as the “Original Founder Shareholders” or individually an “Original Founder Shareholder”).

(14)	DEUTSCHE BANK AG ACTING THROUGH ITS LONDON BRANCH, a branch of Deutsche Bank AG registered under the laws of the United Kingdom with its legal address at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom (“Deutsche Bank”);

(15)	PRAXCAPITAL FUND II, L.P. of M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (“PraxCapital”);

(16)	EXUBERANCE INVESTMENT LIMITED of c/o: China Renaissance Capital Investment, Suite 305 – 307 St. George’s Building, 2 Ice House Street, Hong Kong (“Exuberance”);

(17)	GERSEC TRUST REG. of Meierhostrasse 5, Vaduz FI-9490, Liechtenstein (“Gersec”);

(18)	CHINA ENVIRONMENT FUND 2004, LP of c/o: Tsinghua Venture Capital Management Co., Ltd., A2302, SP Tower, Tsinghua Science Park, Beijing, P. R. China (“China Environment Fund”);

(Exuberance, Gerse and China Environment Fund are together known as the “Series B Investors” or individually a “Series B Investor”; and all the Series B Investors and PraxCapital are together known as the “Investors” or individually an “Investor”).

RECITALS

WHEREAS, certain of the parties hereto are parties to:

(i) that certain Subscription Agreement and all schedules and exhibits attached thereto, dated April 4, 2006 (the “Subscription Agreement”), by and among Sunergy BVI, NJPV, each of the Series B Investors and each of the Guarantors as therein defined, providing for, among other things, the sale and issuance by Sunergy BVI of its Series B Preferred Shares to the Series B Investors,

(ii) that certain Shareholders’ Agreement and all schedules and exhibits attached thereto (the “Shareholders’ Agreement”) dated May 4, 2006, by and among Sunergy BVI, each of the Founders, each of the Original Founder Shareholders and each of the Investors. Deutsche Bank signed a joinder dated August 23, 2006 agreeing to be bound by and subject to all of the covenants, terms and conditions of such Shareholders’ Agreement as a Founder Shareholder as defined therein, and

(iii) that certain Registration Rights Agreement (the “Registration Rights Agreement”) dated May 4, 2006, by and among Sunergy BVI and each of the Investors;

WHEREAS, as part of the reorganisation (the “Reorganisation”) in preparation for the listing of the shares of Sunergy Cayman, on the The Nasdaq Stock Market, Inc. or other internationally recognized stock exchange, Sunergy BVI is to become a wholly owned subsidiary of Sunergy Cayman and the shareholders of Sunergy BVI are to become shareholders of Sunergy Cayman with the same proportional equity interests as their proportional shareholdings in Sunergy BVI (the “Share Swap”);

WHEREAS, Sunergy BVI has determined that it is advisable and in the best interests of its shareholders to assign all of its rights and transfer all of its obligations under (i) the Subscription Agreement, (ii) the Shareholders’ Agreement and (iii) the Registration Rights Agreement to Sunergy Cayman; and Sunergy Cayman has determined that it is advisable and in the best interests of its shareholders to accept such assignment and transfer and the other parties to this Agreement consent to such assignment and transfer.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual consents and undertakings contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	Assignment and Assumption. Subject to the condition precedent in Section 2 herein, the parties hereto hereby consent to such assignment and assumption in the manner set forth above. Subject to the condition precedent in Section 2 herein, Sunergy BVI does hereby assign, transfer and convey to Sunergy Cayman, and Sunergy Cayman does hereby accept and assume, all of Sunergy BVI’s rights and obligations, whether accrued as of the date hereof or hereafter arising, under each of (i) the Subscription Agreement, (ii) the Shareholders’ Agreement and (iii) the Registration Rights Agreement, and any claims, entitlements and causes of action of Sunergy BVI related thereto. Subject to the condition precedent in Section 2 herein, the parties hereto hereby consent to such assignment and assumption in the manner set forth above.

2.	Condition Precedent. This Agreement shall become effective immediately upon the completion of the Share Swap, the terms of which are set forth on the Sale and Purchase Agreement of equal date hereof, by and among Sunergy Cayman and certain other parties thereto; and shall be deemed effective as of the date of completion of the Share Swap (the “Effective Date”).

3.	Amendments to the Subscription Agreement, the Shareholders’ Agreement and the Registration Rights Agreement.

(a)	The Subscription Agreement is amended as follows:

(i)	Sunergy Cayman is added as a party to the Subscription Purchase Agreement, and references to the “Company” in the Subscription Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date and except for the representations and warranties given in Schedule 4 and Schedule 6 of the Subscription Agreement; provided, however, that any claim against Sunergy BVI arising prior to the Effective Date may be brought against Sunergy BVI or Sunergy Cayman) shall mean Sunergy Cayman;

(ii)	except for the representations and warranties given in Schedule 4 and Schedule 6 of the Subscription Agreement, all provisions under the Subscription Agreement which relate to the “Series A Preferred Shares” or “Series B Preferred Shares” shall be construed to refer to the Series A Preferred Shares or the Series B Preferred Shares of Sunergy Cayman; and

(iii)	except for the representations and warranties given in Schedule 4 and Schedule 6 of the Subscription Agreement, all provisions under the Subscription Agreement which relate to “Ordinary Shares” shall refer to the Ordinary Shares of Sunergy Cayman.

(b)	The Shareholders’ Agreement is amended as follows:

(i)	Sunergy Cayman is added as a party to the Shareholders’ Agreement and references to the “Company” in the Shareholders’ Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date, provided, however, that any claim against Sunergy BVI arising prior to the Effective Date may be brought against Sunergy BVI or Sunergy Cayman) shall mean Sunergy Cayman;

(ii)	all provisions under the Shareholders’ Agreement which relate to the “Series A Preferred Shares” or “Series B Preferred Shares” shall be construed to refer to the Series A Preferred Shares or the Series B Preferred Shares of Sunergy Cayman; and

(v)	all provisions under the Shareholders’ Agreement which relate to “Ordinary Shares” shall refer to the Ordinary Shares of Sunergy Cayman.

(c)	The Registration Rights Agreement is amended as follows:

(i)	Sunergy Cayman is added as a party to the Registration Rights Agreement and references to the “Company” in the Registration Rights Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date, provided, however, that any claim against Sunergy BVI arising prior to the Effective Date may be brought against Sunergy BVI or Sunergy Cayman) shall mean Sunergy Cayman;

(ii)	all provisions under the Registration Rights Agreement which relate to the “Series A Preferred Shares” or “Series B Preferred Shares” shall be construed to refer to the Series A Preferred Shares or the Series B Preferred Shares of Sunergy Cayman; and

(v)	all provisions under the Registration Rights Agreement which relate to “Ordinary Shares” shall refer to the Ordinary Shares of Sunergy Cayman.

4.	Board Composition. The composition of the board of directors of Sunergy Cayman shall be the same as that of the board of directors of Sunergy BVI. The terms “Board” or “Board of Directors” referred to in the Subscription Agreement, the Shareholders’ Agreement or the Registration Rights Agreement shall refer to the board of directors of Sunergy Cayman.

5.	Representation and Warranty. Sunergy Cayman represents to each of the parties herein on the date of this Agreement and as of Effective Date that Sunergy Cayman has full power and authority, and has obtained all necessary consents and approvals to enter into this Agreement and to exercise its rights and perform its obligations hereunder, and all corporate and other actions required to authorize its execution of this Agreement and the performance of its obligations hereunder have been duly taken.

6.	Obligations of Sunergy BVI. Other than as specifically provided herein, the provisions of this Agreement shall not be construed, interpreted or applied as releasing or restricting the obligations of Sunergy BVI under the Subscription Agreement, the Shareholders’ Agreement and the Registration Rights Agreement.

7.	Miscellaneous.

7.1	Sunergy Cayman shall do, execute and perform and to procure to be done, executed and performed all such further acts, deeds, documents and things as the Investors may require from time to time to effectively assign, transfer and convey all of Sunergy BVI’s rights and obligations, whether accrued as of the date hereof or hereafter arising, under each of (i) the Subscription Agreement, (ii) the Shareholders’ Agreement and (iii) the Registration Rights Agreement, and any claims, entitlements and causes of action of Sunergy BVI related thereto, and otherwise to give to the Investors and other parties thereto the full benefit of this Agreement.

7.2

Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.

7.3	This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law thereunder.

7.4	Dispute Resolution.

7.4.1	Any dispute, controversy or claim arising out of or relating to this Agreement, or the performance, interpretation, breach, termination or validity hereof (a “Dispute”), shall be resolved through friendly consultation. Such consultation shall begin immediately after one party hereto has delivered to the other parties hereto a written request for such consultation stating specifically the nature of the Dispute. If within 30 days following the date on which such notice is received the Dispute has not been resolved, the Dispute may be submitted to arbitration upon the request of any party hereto with notice to the other parties hereto.

7.4.2	The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”).

7.4.3	There shall be three arbitrators. All the Investors shall jointly appoint one arbitrator and the other parties hereto shall jointly appoint one arbitrator. The third arbitrator shall act as the presiding arbitrator and shall be appointed by agreement of the party-appointed arbitrators. If no agreement on such appointment can be reached within 30 days after the appointment of the first arbitrator to be appointed, the Secretary General of the Centre shall make the appointment.

7.4.4	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 7.4, upon agreement by the Centre as provided in the rules of the Centre, the provisions of this Section 7.4 shall prevail.

7.4.5	Each party hereto shall cooperate with the other parties hereto in making full disclosure of and providing complete access to all information and documents requested by the other parties in connection with such proceedings, subject only to relevance, privilege and any confidentiality obligations binding on such party.

7.4.6	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the winning party may, at the cost and expenses of the losing party, apply to any court of competent jurisdiction for enforcement of such award.

7.4.7	Each party hereto irrevocably consents to the service of process, notices or other paper in connection with or in any way arising from the arbitration or the enforcement of any arbitral award, by use of any of the methods and to the addresses for the giving of notices set forth in Section 7.2. Nothing contained herein shall affect the right of any party hereto to serve such processes, notices or other papers in any other manner permitted by applicable law.

7.4.8	Without prejudice to the provisions contained in this Section 7.4, in order to preserve its rights and remedies, any party hereto shall be entitled to seek preservation of property or evidence or any other emergency relief in accordance with law from any court of competent jurisdiction, the Centre or the arbitration tribunal pending the final decision or award of the arbitration tribunal.

7.4.9	During the period when a Dispute is being resolved, except for the matter being disputed, the parties hereto shall in all other respects continue their implementation of this Agreement.

7.5	If any provision or part of a provision of this Agreement or its application to any party hereto shall be, or be found by any authority of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

7.6	This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

7.7	This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto.

7.8	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.9	This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

CHINA SUNERGY CO., LTD. (CAYMAN)

By:	/s/ Jianhua Zhao
Name:
Title:

TINGXIU LU

/s/ Tingxiu Lu

YINGCHUN HUANG

/s/ Yingchun Huang

JIANHUA ZHAO

/s/ Jianhua Zhao

FENGMING ZHANG

/s/ Fengming Zhang

AIHUA WANG

/s/ Aihua Wang

CHINA SUNERGY CO., LTD. (BVI)

By:	/s/ Tingxiu Lu
Name:
Title:

CEEG (NANJING) PV-TECH CO., LTD.

By:	/s/ Tingxiu Lu
Name:
Title:

ELITE SHINE GROUP LIMITED

By:	/s/ Tingxiu Lu
Name:
Title:

SMOOTH KING INVESTMENTS LIMITED

By:	/s/ Yingchun Huang
Name:
Title:

BRIGHTEST POWER HOLDINGS LIMITED

By:	/s/ Jianghua Zhao
Name:
Title:

TALENT DAY INVESTMENTS LIMITED

By:	/s/ Chengrong Xu
Name:
Title:

LUCK GREAT INVESTMENTS LIMITED

By:	/s/ Fengming Zhang
Name:
Title:

DEUTSCHE BANK AG ACTING THROUGH ITS LONDON BRANCH

By:	/s/ Greg M. Cafferty
Name:	Greg M. Cafferty
Title:	Managing Director

PRAXCAPITAL FUND II, L.P.

By:	/s/ Jeff Yao
Name:	JEFF YAO, JIE - PING
Title:	PARTNER

EXUBERANCE INVESTMENT LIMITED

By:	/s/ Hung Shih
Name:	Hung Shih
Title:	Director

GERSEC TRUST REG.

By:	/s/ Germano Valle
Name:	GERMANO VALLE
Title:	TRUSTEE

CHINA ENVIRONMENT FUND 2004, LP

By:	/s/ Hua Cao
Name:	HUA CAO
Title:	PARTNER